CONSULTING AGREEMENT

This CONSULTING AGREEMENT dated as of__________________ ("Agreement") by and between CORNERSTONE VENTURES, LLC, a New York limited liability company with its principal place of business located at 570 Seventh Ave., New York, New York (the "Company") and (insert name) having his principal place of residence located at ____(the "Consultant").

WHEREAS:

The Company wishes to engage the Consultant as a member of the Company's Scientific Advisory Board and to perform consultancy services on the terms set forth below; and

The Consultant is free to accept such engagement on the terms set forth below.

NOW THEREFORE

In consideration of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1. Advisory Services.

(a) The Company hereby engages the Consultant for a period of one (1) year from the date hereof (the "Advisory Period"), and the Consultant hereby accepts such engagement, to provide advisory services on the terms and subject to the conditions hereinafter set forth. Upon the expiration of the Advisory Period, the term of the Advisory Period may be extended for a successive one (1) year period unless prior to 60 days preceding the termination of such Advisory Period either the Consultant or the Company provides written notification to the other party that it desires to terminate the Advisory Period upon the expiration thereof.

(b) During the Advisory Period, the Consultant shall provide such advisory services concerning research, technology, skills and know-how for the research and development of pyruvate dehydrogenase complex inhibitors and/or poisons, including but not limited to lipoic acid derivatives, congeners and/or analogues thereof (the "Field"), as may be reasonably requested by the Company from time to time (the "Advisory Services"). Such services may be required to be rendered by the Company either directly to the Company or to other parties on behalf of, and at the direction of the Company. During the Advisory Period, Consultant shall be free to accept other engagements not in conflict with the provisions of this Agreement and it is acknowledged that Consultant may be party to other consulting and employment arrangements which may continue to require the devotion of substantial time and effort. It is further acknowledged that the Advisory Services are to be supervisory in nature and that the amount of time actually required to perform such Advisory Services is incapable of prior determination and may be substantially less than full-time. The amount of time required to perform the Advisory Services may be determined by the Consultant and the Company, however, the times and places for the performance of Advisory Services shall be reasonably determined by the

Company, which shall take into consideration the needs of the Company and the other business, scientific, community, charitable and public obligations of the Consultant.

(c) During the Advisory Period, the Consultant shall report directly to the Board of Directors or any person or committee duly authorized to act on the Board's behalf.

2. Remuneration.

(a) The Company shall pay to the Consultant, and the Consultant agrees to accept, in consideration of the Advisory Services, during the Advisory Period:

(i) (1) As compensation for services to be performed during the Advisory Period, the Consultant is hereby granted an option (the "Option"), subject to the condition subsequent that the Company first convert from a limited liability company into a corporation, either by means of a statutory conversion or a merger with a corporation (the "Conversion") , to purchase shares of the Company's non-voting common stock, in an aggregate amount which is determined by the Company to be 1.25% of the outstanding shares of the Company's common stock immediately following conversion, on a fully diluted basis. The amount of the shares subject to the Option (the "Option Shares"). shall be measured by the Company within 90 days after the Conversion and the Company shall give a written statement thereof to the Consultant. The Option shall be an "unqualified option" for Federal income tax purposes.

(2) The exercise price per share shall be [$.01 per share or other nominal consideration]

(3) The Option shall be exercisable in installments such that Options representing one fourth of the Option Shares shall become exercisable on the last day of the first Advisory Period, one fourth of the Option Shares shall become exercisable on the last day of the second Advisory Period; one fourth of the Options Shares shall become exercisable on the last day of the third Advisory Period, and the last one fourth of the Option Shares can become exercisable on the last day of the fourth Advisory Period. The Company may condition the issuance of any shares upon exercise of the Option from time to time upon the Consultant's execution and delivery of any shareholders agreement, investors' rights agreement, stock transfer restriction agreement required by the Company.

(4) Unless sooner terminated as described below, this Option will expire at midnight on the seventh (7th) anniversary of the date hereof. Notwithstanding the foregoing, this Option shall terminate, to the extent not previously exercised, upon the occurrence of any of the following circumstances: (a) if the Consultant dies or becomes disabled, or if Consultant's services to the Company hereunder are terminated by the Company without cause, or if the Consultant terminates this Agreement

(except if circumstances then exist which would give the Company the right to terminate this Agreement for cause) then the Option shall terminate immediately; provided, however, that Consultant (or his heirs or personal representatives) shall have a period of 120 days after termination to exercise any previously vested portion of the Option and a pro rata portion of the Option (measured by the number of days served during the Advisory Period prior to its termination) that would have vested at the end of the current Advisory Period as if it had not been terminated; (b) if the Consultant's services to the Company hereunder are terminated by the Company with cause, or if they are terminated by the Consultant and circumstances then exist which would give the Company the right to terminate them for cause, then the Option shall terminate immediately, without any opportunity to exercise any vested portion thereof.

(5) Subject to the terms and conditions of this Agreement, this Option may be exercised by written notice to the Company, at the principal executive office of the Corporation. Such notice shall state the election to exercise this Option, the number of Option Shares as to which the exercise is effective, and shall be accompanied by the delivery of payment of the full purchase price thereof.

(6) The Consultant shall have no rights as a stockholder with respect to shares subject to the Option until a stock certificate therefor has been issued in the Consultant's name. No adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

(7) In the event the Company hereafter effects a division or combination of its outstanding shares of capital stock or declares and pays a dividend payable solely in shares of Common Stock, then the amount of Option Shares subject to this Option and the exercise price thereof shall be equitably and proportionately adjusted by the Board of Directors so as to preserve, to the maximum extent possible, the economic terms hereof before giving effect to such stock dividend, division or combination.

(8) The Consultant hereby agrees that the Company may withhold, in cash, from the Consultant's remuneration as a Consultant, the appropriate amount of federal, state and local taxes attributable to the exercise of any installment of his Option which the Company is required by law to withhold. The Consultant further agrees that, if the Consultant does not withhold an amount from the Consultant's compensation (if any) sufficient to satisfy the Consultant s withholding obligation, that the Consultant will reimburse the Company on demand, in cash, for the amount under withheld.

(ii) The Participation in the Company's Inventor's Royalty Pool which shall be established by the Company to provide for the payment of a 3% royalty to be shared by inventors based upon the net sales of products whose use, manufacture or sale infringes upon a valid claim contained within one or

more Company owned issued patent in which the Consultant is named as an Inventor; and

(iii) $1,000 per month which shall be contingent upon and commence one month following the Company's completion of its first funding round.

(b) The Consultant shall be solely responsible for the payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax laws that pertain to the compensation paid to the Consultant for it performance of the Advisory Services under this Agreement.

3. Expenses and Benefits.

(a) The Company agrees to reimburse the Consultant for all reasonable and necessary Company pre-approved travel, business entertainment and other business expenses incurred or expended by the Consultant incident to the performance of his duties hereunder, upon submission by the Consultant to the Company of expense statements evidencing such expenses.

(b) The Consultant acknowledges and agrees that he is an independent contractor and that this Consulting Agreement will not give him any right to any pension, insurance, car or other fringe benefit form the Company except as expressly contemplated by this Agreement.

4. Assignability.

This Agreement, and the Consultant's rights and obligations hereunder, may not be assigned by the Consultant for any reason without the prior written consent of the Company. The Company may assign its rights, together with its obligations, hereunder to: (i) any corporation owning or controlling, directly or indirectly, at least fifty-one percent (51%) of the stock normally entitled to vote for election of directors of the Company; or (ii) any corporation at least fifty-one percent (51%) of whose stock normally entitled to vote for election of directors is owned or controlled, directly or indirectly, by the Company; or (iii) any other business entity at least fifty-one percent of the equity interest of which is owned or controlled, directly or indirectly, by the Company (subheadings i-iii of this Section 4 defining an "Affiliate"); or (iv) in connection with any sale, transfer or other disposition of all or substantially all of its business or assets and such rights and obligations shall inure to, and be binding upon, any successor to the business or substantially all of the assets of the Company, whether by merger, purchaser of stock or assets or otherwise, which successor shall expressly assume such obligations.

5. Conflicts of Interest

The Consultant shall not without prior written permission of the Board of Directors engage in activities on their own behalf or be employed by, engaged by, act for or collaborate with in any manner whatsoever (whether as a consultant, advisor, director, employee, or otherwise) any other company, firm, business, academic or other institution:

(i) in the Field.;

(ii) which otherwise carries on business in competition with or in a business which is in the same or similar business as that of the Company;

(iii) which might impair his ability to act at all times in the best interest of the Company; or

(iv) which might, except as provided for in Section 8(h) of this Agreement, require him to disclose Confidential Information in order to properly discharge his obligations to or to further his interest in such company, firm or business.

Further, Consultant covenants that, during any Advisory Period and his employment with the Research Foundation of the State of New York, (the "FOUNDATION") and in accordance with the provisions of FOUNDATION's policies on intellectual property (a copy of which is attached hereto as APPENDIX 1) he will only provide Advisory Services on his "own time" and will not utilize university research facilities in the performance of the Advisory Services unless such use falls under the State University of New York Board of Trustees' policy of cooperative use of research equipment or policy on use of State University facilities by emerging technology enterprises as described in APPENDIX 1 and then, such use of university research facilities shall only be performed by Consultant with prior written permission of the Company's Board of Directors.

(b) Subject to the general obligations of the Consultant to the Company contained in this Agreement, nothing in this Agreement shall in any way prevent the Consultant from carrying out any activity, including without limitation academic research and third party research outside the Field. Company recognizes that Consultant's obligations to SUNY take precedence over any obligation to Company.

(c) The Consultant shall not, after the date first written above and until the expiration or termination of this Agreement, become a director or shadow director or hold any other office with any other company whose business may be considered to be similar to or competitive with that of the Company, excluding the Company's Affiliates or successors, without prior approval of the Company's Board of Directors.

(d) The Consultant shall not directly or indirectly solicit, receive or obtain any discount, rebate, commission or other inducement (whether in cash or in kind) when acting on behalf or the Company which is not authorized by regulations or guidelines from time to time governing dealings by executives on behalf or the Company, or, or the Consultant does, he will account immediately to the Company for the amount so received.

6. <u>Termination.</u>

(a) This Agreement may be terminated by the Company for cause at any time if the Consultant shall commit any of the following acts: (i) the Consultant shall have willfully failed to substantially perform his duties which failure results in a material injury to the Company and which failure the Consultant does not remedy within thirty (30) days following receipt of prior written notice; provided, however, that no

notice shall be required unless such failure can be reasonably remedied within such 30-day period, and provided further that no act or failure to act shall be considered willful unless done or omitted to be done by the Consultant not in good faith and without reasonable belief that his action or omission was in the best interests of the Company and consistent with the policy of the Board of Directors; (ii) the Consultant shall have been convicted of or admitted to an act of fraud, theft or dishonesty against the Company or any of its subsidiaries; or (iii) the Consultant shall be convicted of (or plead nolo contender to) any felony or any misdemeanor involving moral turpitude or which might, in the opinion of the Board of Directors of the Company, cause embarrassment to the Company. In the event the Company elects to terminate this Agreement pursuant to this Section 6, the Board of Directors of the Company shall send notice to the Consultant, and thereupon the Company shall have no further obligations to the Consultant under this Agreement.

(b) This agreement may be terminated by the Consultant or the Company without cause upon 60 days prior written notice prior to the termination and renewal of the Advisory Period.

7. Confidential Information

The Consultant shall:

(a) keep secret and retain in the strictest confidence all confidential matters of the Company including, but not limited to, technology, trade secrets, "know-how," internal procedures, forms, records, patent applications, pricing policies, operational methods and other proprietary information OF THE COMPANY relating to the business and affairs of the Company ("Confidential Information"), during the Advisory Period, except as permitted in section 8 (h) of this Agreement, required by law or with the Company's express written consent;

(b) abide by all directions of the CEO from time to time concerning the use, disclosure and supply of Confidential Information;

(c) not without prior permission from the Company's Board of Directors make any statements on the Company's behalf or concerning the Company to the press, media venture capitalists, brokers, banks, financial analysts and or any other person unconnected with the Company;

(d) not without prior authority of the Company remove from the Company's premises or copy or allow others to copy the contents of any reports, research notes, charts, graphs, comments, computations, analyses, recordings, photographs, paper, notebook, books, files, ledgers, records, tapes, disks, diskettes, CD-ROM, computer programs, and documents thereof, computer information storage means, samples of material, other graphic or written data and any other media on which information can be permanently stored ("Document") belonging to the Company or containing or referring to Confidential Information;

(e) return to the Company on request all Document(s) in his possession or under his control which belong to the Company or which contain or refer to any Confidential Information;

(f) if so requested by the Company, delete all Confidential Information from any Document in his possession or under his control and deliver or destroy all other Document(s) of other tangible items belonging to the Company or containing or referring to Confidential Information in his possession or in his control.

The obligations set forth in this Section 7 shall survive the expiration or termination of this Agreement for whatever reason for a period of five (5) years after such expiration or termination.

8. Intellectual Property

(a) The Consultant shall make full and prompt disclosure to the Company of any and all inventions, discoveries, developments, processes, improvements and or concepts created, conceived originated or reduced to practice by the Consultant or his employees or approved collaborators ("Inventions"), arising, in whole or in part, from the Consultant's Advisory Services provided hereunder and shall promptly supply to the Company any and all such materials and Document(s) documenting any and all Inventions created, conceived, originated or reduced to practice. This obligation shall apply whether or not the Consultant has conceived, created, originated or reduced to practice Invention(s) on the Company's premises or during normal consulting hours.

(b) The consultant shall not make any filings for patents, patent applications, continuations-in-part, division or continuation applications, reissuances, reexaminations or extensions thereof or their foreign counterparts or equivalents in respect of any Inventions made subject to Section 8 (a) hereunder. Any and all such filings shall be made by the Company and any resulting patent rights shall be owned by the Company

(c) The Consultant shall assign to the Company (or any person or entity designated by the Company) all the Consultant's right, title and interest in and to any and all Inventions subject to Section 8 (a) hereunder and any and all related materials and Document(s).

(d) The Consultant agrees both during and after the term of this Agreement to do or procure the doing of all such acts and things and to sign or procure the signing of all such deeds and documents as the Company may in its sole discretion require from time to time, without limitation, in connection with the filing, prosecution, maintenance and renewal of patents, patent applications, continuations-in-part, division or continuation applications, reissuances, reexaminations or extensions thereof or their foreign counterparts or equivalents and the making of assignments. The Consultant further agrees that he irrevocably designates and appoints each director of the Company other than the Consultant as the agent and attorney-in-fact of him to do such acts and things and execute all such deeds and documents as the

Company may deem necessary or desirable in order to protect its rights and interest in any Invention, material or Document. Consultant shall be notified in writing within five (5) working days of any and all actions taken by the Company as the agent or attorney –in-fact under this Section 8 (d).

(e) The Consultant hereby expressly acknowledges that the Company is under no duty or obligation under the terms of this Agreement to file, prosecute, maintain or renew any or any other patent related document where the Company's considerations, objectives or priorities from time to time do not support such action in any particular country.

(f) Reference to the Company in this Section 8 will be deemed to include any, or where indicated by the context, the Company's Affiliates and successors.

(g) The Consultant shall not reveal to anyone (other than in the regular course of business of the Company or its Affiliates) any information concerning any Inventions or materials or Document(s) related thereto.

(h) Notwithstanding anything in this Agreement and in accordance with § 9.2 of the Exclusive License Agreement entered into by the FOUDNATION and Cornerstone Ventures, LLC of even date with this Agreement, during the Advisory Period and the Consultant's employment with the State University of New York or the FOUNDATION, as the case may be, the Consultant shall not be restricted from reporting material INVENTIONS to the State University of New York or the FOUDNTION, as the case may be, as required by the Consultant's employment agreement with the State university of New York or the FOUNDATION, as the case may be, and the Consultant shall provide a copy of such reports to the Company and agrees to reference in such report the State University of New York's or the FOUNDATION's obligation, as the case may be, to maintain any such reports made to the State University of New York or the FOUNDATION, as the case may be, by the Consultant confidential.

9. <u>Governing Law.</u>

This agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to contracts executed in and to be performed solely within the State of New York.

10. <u>Notice.</u>

Any notice, direction or instrument required or permitted to be given hereunder shall be given in writing and be given by telex, telegram, facsimile transmission or similar method if confirmed by mail as herein provided; by mail if mailed postage prepared by registered mail, return receipt requested, or by hand delivery, to the Company at its address set forth above; and to the Consultant at an address to be furnished to the Company and, if by telex, telegram or facsimile transmission or similar method or by hand deliver, shall be deemed to have been given or make on the day on which it was given, and if mailed, shall be deemed to have been given or made on the third business day following the day after which it was

mailed. Any party may, from time to time, by like notice give notice of any change of address and in such event, the address of such party shall be deemed to be changed accordingly.

11. Further Assurances.

The parties hereto agree that, after the execution of this Agreement, they will make, do, execute or cause or permit to be made, done or executed, all such further and other lawful acts, deeds, things devices, conveyances and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

12. Indemnification.

The company shall indemnify the Consultant if he is made a party, or threatened to be made a party, to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the Consultant a consultant to the Company, in which capacity the Consultant is or was serving at the Company's request, against any and all costs, losses, damages, judgments, liabilities and expenses (including reasonable attorneys' fees) which may be suffered or incurred by the Consultant in connection with any such action, suit or proceeding to the maximum extent permitted by applicable law, unless, however, such action, suit, or proceeding results from the Consultant's willful misconduct or gross negligence.

13. Entire Agreement and Amendment.

This agreement is the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous oral and prior written agreements and understandings. There are no oral promises, conditions, representation, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect among the parties. No customer or trade usage, nor course of conduct among the parties, shall be relied upon to vary the terms hereof. This agreement may not be amended, and no provision hereof shall be waived, except by a writing signed by all the parties to this Agreement, which states that it is intended to amend or waive a provision of this Agreement. The failure of either party at any time to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or any other condition or term.

14. Validity of Provisions.

If any provision(s) of this Agreement are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then current applicable law from time to time in effect during the term hereof, it is the intention of the parties that the remainder of this Agreement shall not be affected thereby. It is further the intention of the parties that in lieu of each such invalid, illegal, or unenforceable provision, there shall be substituted or added as part of this Agreement a provision that shall be as similar as possible

in economic and business objectives to such invalid, illegal, or unenforceable provision as was originally intended by the parties, but that shall be valid, legal, and enforceable.

15. Counterparts.

This agreement may executed in two or more counterparts, each of which shall be deemed to be an original. It shall not be necessary when making proof of this Agreement to account for more than one counterpart.

16. Headings.

All headings in this agreement are for convenience only and will not affect the meaning of any provision hereof.

17. Successors and Assigns.

This Agreement shall inure to the benefit of, and be binding upon, the Company and any entity with which the Company merges or consolidates or to which the Company sells all or substantially all of its business or assets, or to which a majority of its stock is sold, and upon the Consultant and his executors, administrators, heirs and legal representatives.

IN WITNESS WHEREOF, the Consultant has executed this Agreement and the Company has caused this Agreement to be executed by a duly authorized officer as of the day and year firs above written.

CORNERSTONE VENTURES, LLC.

By:______________________________

Date:____________________________

Insert Name

____

Date:____________________________